                                                               [GRAPHIC OMITTED]

[LOGO OMITTED]                           Contacts:    Union Drilling, Inc.
                                                      Christopher D. Strong, CEO
                                                      817-735-8777
FOR IMMEDIATE RELEASE                                 Dan Steigerwald, CFO
                                                      412-257-9390

                                                      DRG&E
                                                      Ken Dennard / Ben Burnham
                                                      713-529-6600

                           UNION DRILLING REPORTS 2006
                              FIRST QUARTER RESULTS

           COMPANY REPORTS STRONG SEQUENTIAL GROWTH IN EPS AND EBITDA

FT. WORTH, TX - MAY 10, 2006 - Union Drilling, Inc. (NASDAQ: UDRL) announced today financial and operating results for the three months ended March 31, 2006.

         Revenues for the first quarter of 2006 were $56.6 million, up 230%
compared to revenues of $17.2 million in the first quarter of 2005. EBITDA for the first quarter of 2006 was $17.0 million, compared to $2.5 million reported in the same period last year. First quarter 2006 EBITDA includes a $258,000
($188,000 net of tax) charge for stock-based compensation expense related to the impact FAS 123R, which became effective January 1, 2006. Excluding this charge,
EBITDA was $17.3 million for the first quarter of 2006. For additional information regarding EBITDA as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

         Net income in the first quarter of 2006 was $7.0 million, or $0.32 per diluted share versus net income of $0.2 million, or $0.02 per diluted share during the first quarter of 2005. Excluding the impact of FAS 123R, net income was $7.2 million, with EPS of $0.33 for the first quarter of 2006.
Year-over-year comparisons reflect the acquisitions of Thornton Drilling Company and the assets of SPA Drilling, L.P. completed in April 2005, which added 20 rigs to the Company's fleet. Strong financial results for the first quarter of
2006 were also driven by higher fleet utilization and improvements in fleet dayrates.

         During the first quarter of 2006, the Company's average revenue per operating day was $13,085 compared to $10,926 for the first quarter of 2005. Rig operating days increased to 4,324 days, compared to 1,571 days for the same period last year. Drilling margins totaled $21.6 million or 38% of revenues for the first quarter of 2006, versus $4.4 million or 26% of revenues in the first quarter of 2005. Average marketed rig utilization for the first quarter was 77%, up from 46% in the same period last year.

         Christopher D. Strong, Union Drilling's chief executive officer, stated, "Fleet additions combined with continued increases in average dayrates and utilization have led us to another quarter of solid growth. Our EBITDA and earnings per share for the first quarter were up significantly as we continued
to execute on our strategy of focusing on unconventional natural gas drilling.
Sequential comparisons may provide a better understanding of our performance as year-ago numbers do not reflect the acquisitions we made in April 2005. Compared to fourth quarter 2005, our revenue per operating day grew to $13,085 from
$12,035 and rig margin per operating day grew to $4,998 from $3,792, with average marketed utilization increasing to 77% from 69%.

         "Looking forward, we anticipate that two of our stacked rigs in the
Barnett Shale and a rig we have put together for the Fayetteville Shale play will enter service at the end of the second quarter of 2006. Also, the first of our six 1,500 horsepower Ideal rigs is scheduled to deliver in mid-June, so the next jump in operating performance due to fleet additions will be in the third quarter. The balance of these rigs will be added in the third and fourth quarters of 2006. The late winter weather in Appalachia, which often impacts utilization and margin, has been mild this year, and our other markets are strong, so I do not expect any seasonal falloff in rig performance during the second quarter. However, we will have some non-recurring overhead expenses in the second quarter related to moving our headquarters to Fort Worth."

         Union Drilling's management team will be holding a conference call on
Thursday, May 11, 2006, at 9:30 a.m. Eastern Time. To participate in the call, dial (303) 262-2140 at least ten minutes before the conference call begins and ask for the Union Drilling conference call. To listen to the live call on the web, please visit Union Drilling's web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through
May 18, 2006 and may be accessed by calling (303) 590-3000 and using the pass code 11059193. Also, an archive of the webcast will be available after the call for a period of 60 days on the "Investor Relations" section of the Company's website at http://www.uniondrilling.com.

         Union Drilling, Inc., headquartered in Ft. Worth, Texas, provides contract land drilling services and equipment, primarily to natural gas producers, in the United States. Union Drilling currently owns 70 rigs and specializes in unconventional drilling techniques.

UDRL-E

         This press release contains various forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding the Company's anticipated growth, demand from the
Company's customers, capital spending by oil and gas companies and the Company's expectations regarding its new rigs and the U. S. land drilling sector. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions and industry trends; the continued strength or weakness of the contract land drilling industry in the geographic areas where the Company operates; decisions about onshore exploration and development projects to be made by oil and gas companies; the highly competitive nature of the contract land drilling business; the Company's future financial performance, including availability, terms and deployment of capital; the continued
availability of qualified personnel; and changes in governmental regulations, including those relating to the environment. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in the Company's filings with the Securities and
Exchange Commission, including the Company's prospectus.

                              - Tables to follow -

                              UNION DRILLING, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                           ---------------------------------
                                                           DECEMBER 31,       MARCH 31,
                                                           ------------  -------------------
                                                              2005        2006         2005
                                                           ------------  -------     -------

REVENUES                                                     $46,457      56,579      17,164

COSTS AND EXPENSES
Drilling operations                                           31,818      34,968      12,786
Depreciation and amortization                                  4,734       5,187       2,107
General and administrative                                     3,845       4,701       1,975
                                                           ------------  -------     -------

  Total cost and expenses                                     40,396      44,856      16,868
                                                           ------------  -------     -------

  Operating income                                             6,060      11,723         296
Interest expense                                                (462)         (1)       (153)
Gain on sale of assets                                           496          82          57
Other income                                                      42          37          42
                                                           ------------  -------     -------

  Income before income taxes                                   6,136      11,841         242

Income tax expense                                             1,807       4,869           -
                                                           ------------  -------     -------

  Net income                                                 $ 4,329     $ 6,972     $   242
                                                           ============  =======     =======

Earnings per common share:
  Basic                                                      $  0.24     $  0.33     $  0.02
                                                           ============  =======     =======

  Diluted                                                    $  0.23     $  0.32     $  0.02
                                                           ============  =======     =======

Weighted-average common shares outstanding:
  Basic                                                       18,374      21,166      13,163
                                                           ============  =======     =======

  Diluted                                                     19,163      21,602      13,648
                                                           ============  =======     =======

                              UNION DRILLING, INC.
                              OPERATING STATISTICS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              THREE MONTHS ENDED
                                      ---------------------------------
                                      DECEMBER 31,       MARCH 31,
                                      ------------  -------------------
                                         2005        2006         2005
                                      ------------  -------     -------
Revenues                                $46,457      56,579     $17,164
Drilling Margins                        $14,639      21,611     $ 4,378

Rig Operating Days                        3,860       4,324       1,571
Marketed Rig Utilization                   69.2%       77.0%       45.9%

Revenue per operating day               $12,035     $13,085     $10,926

Drilling Margin per operating day       $ 3,792     $ 4,998     $ 2,787

                              UNION DRILLING, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                 MARCH 31,            DECEMBER 31,
                                                                                   2006                  2006
                                                                                ----------            -----------
                                                                                (UNAUDITED)

ASSETS:
CURRENT ASSETS:
  Cash and Cash Equivalents                                                      $    303             $  2,388
  Accounts receivable (net of allowance for doubtful accounts of $358
    and $313 at March 31, 2006 and December 31, 2005, respectively)                36,322               27,579
  Accounts receivable - related party                                                   -                  482
  Inventories                                                                       1,167                  860
  Prepaid expenses and deposits                                                     3,364                4,930
  Deferred taxes                                                                    5,660               10,543
                                                                                ----------           -----------

Total current assets                                                               46,816               46,782
Goodwill                                                                            5,362                5,425
Intangible assets (net of accumulated amortization of $270 and
  $203 at March 31, 2006 and December 31, 2005, respectively)                       3,730                3,798
Property, buildings and equipment (net of accumulated depreciation of
  $50,845 and $46,251 at March 31, 2006 and
  December 31, 2005, respectively)                                                136,641              120,783
Other assets                                                                          623                  700
                                                                                ----------           -----------
Total assets                                                                     $193,172             $177,488
                                                                                ==========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
  Accounts payable                                                               $ 12,770                9,241
  Current portion of long-term obligations                                          2,213                2,014
  Current portion of other obligations                                              2,406                3,308
  Current portion of advances from customers                                        1,010                1,265
  Accrued expense and other liabilities                                             6,028                5,353
                                                                                ----------           -----------

Total current liabilities                                                          24,427               21,181
Revolving credit facility                                                           5,204                    -
Long-term obligations                                                               5,865                5,812
Deferred taxes                                                                     17,903               17,917
Advances from customers                                                               139                  139
                                                                                ----------           -----------

Total liabilities                                                                  53,538               45,049

STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share; 75,000,000 shares
    authorized; 21,166,109 shares issued and outstanding at March 31,
    2006 and December 31, 2005                                                        212                  212
  Additional paid in capital                                                      133,604              133,381
  Retained earnings (deficit)                                                       5,818               (1,154)
                                                                                ----------           -----------

Total stockholders' equity                                                        139,634              132,439

Total liabilities and stockholders' equity                                       $193,172             $177,488
                                                                                ==========           ===========

         EBITDA is earnings before net interest, income taxes and depreciation and amortization. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before net interest, income taxes, depreciation and amortization.
EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies.
A reconciliation of EBITDA to net earnings is included below. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

                                 UNION DRILLING
                                 (IN THOUSANDS)

                                              THREE MONTHS ENDED
                                      ---------------------------------
                                      DECEMBER 31,       MARCH 31,
                                      ------------  -------------------
                                          2005       2006         2005
                                      ------------  -------     -------

Calculation of EBITDA:
  Net income                            $  4,329    $ 6,972     $  242
  Interest expense                           462          1        153
  Income tax expense                       1,807      4,869          -
  Depreciation expense                     4,734      5,187      2,107
                                      ------------  -------     -------
   EBITDA                                $11,332    $17,029     $2,502

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